UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015

Sucampo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33609	30-0520478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4520 East-West Highway, 3rd Floor
Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the fi ling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 14, 2015, Sucampo Pharmaceuticals, Inc. (the Company) and Four Irvington Centre Associates, LLC entered into an amendment (the Amendment) to the Lease Agreement for the Company’s new corporate headquarters at Four Irvington Centre, following the Company’s exercise of its expansion option under the lease. The Amendment expands the leased premises, located at 805 King Farm Boulevard in Rockville, Maryland, to 27,502 rentable square feet and increases the annual rent to approximately $839,000, subject to annual increases over the term of the lease, and excluding the Company's pro rata share of certain real property taxes, operating expenses, common area maintenance expenses and allowances for tenant improvements. The Amendment does not change any other material terms of the lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: September 18, 2015	By:	/s/ Andrew P. Smith
Name: Andrew P. Smith Title: Chief Financial Officer